UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 29, 2016

ADAMA TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-53738	98-0552470
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5005 Elbow Dr. SW, Ste. 207, Calgary, Alberta, Canada	T2S2T6
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (615) 482-6877

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2016, the holders of the majority voting interest in the Company called and held a Special Shareholders Meeting and this meeting resulted in the affirmative vote to remove Mr. Griffin as the Chairman and Chief Executive Officer of Adama Technologies Corporation and appoint Mr. Eric Sills as President and Chief Executive Officer.

During this Special Shareholders Meeting there was an affirmative vote to appoint Mr. Brandon James Rushing to the position of Vice President and Chief Operation Officer.

During this Special Shareholders Meeting there was an affirmative vote to appoint both Mr. Sills and Mr. Rushing to the Board of Directors of the Company.

During this Special Shareholders Meeting there was an affirmative vote to remove Mr. Griffin from the Board of Directors of the Company.

During this Special Shareholders Meeting there was an affirmative vote to cease with plans to fulfill the agreement dated September 10, 2015 by and between the Company and Incubator Holdings, Inc. This agreement involved the merger of the Company as a subsidiary of Incubator Holding, Inc. The affirmative vote was the result of Incubator Holdings, Inc., not fulfilling its obligations and processing this merger.

The fore mentioned affirmative vote actions were the complete votes and actions of the Special Shareholders Meeting held on August 26, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 2, 2016

Adama Technologies Corporation

By:	/s/Eric Sills

Name:	Eric Sills

Title: Chief Executive Officer

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